Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports Third Quarter Financial Results with Record Quarterly Revenue and Adjusted EBITDA(1) and Revises Upwards 2025 Financial Guidance Ranges

•	Total Company Revenue increased 13.4% to $522.9 million in the third quarter of 2025 from $461.1 million in the third quarter of 2024; Revenue from the Digital Health reportable segment (inclusive of intersegment revenue) increased 51.6% to $24.8 million in the third quarter of 2025 from $16.4 million in the third quarter of 2024
•	Total Company Adjusted EBITDA(1) was $84.9 million in the third quarter of 2025 as compared with $73.7 million in the third quarter of 2024, an increase of 15.2%; Digital Health reportable segment Adjusted EBITDA(1) increased 6.9% to $3.5 million in the third quarter of 2025 from $3.2 million in the third quarter of 2024
•	Total Company Adjusted EBITDA(1) margins increased by 26 bps to 16.2% in the third quarter of 2025 as compared with 16.0% in the third quarter of 2024
•	Adjusting for unusual or one-time items in the quarter, Adjusted Diluted Earnings Per Share(3) was $0.20 for the third quarter of 2025; This compares with Adjusted Diluted Earnings Per Share(3) of $0.18 for the third quarter of 2024
•	In the third quarter of 2025, aggregate advanced imaging (MRI, CT and PET/CT) procedural volumes increased 13.0% and same-center advanced imaging procedural volumes increased 9.9% as compared with the third quarter of 2024
•	As of September 30, 2025, we had a cash balance of $804.7 million and Net Debt to Adjusted EBITDA(1) ratio of approximately 1.0x
•	RadNet revises full-year 2025 guidance levels to increase Imaging Center Revenue and Adjusted EBITDA(1) ranges and Digital Health Revenue ranges

LOS ANGELES, California, November 9, 2025 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective outpatient diagnostic imaging services and a premier global developer of digital health solutions, today reported financial results for its third quarter of 2025.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented, “The business continues to demonstrate strong growth and record results in each of the Imaging Center and Digital Health reportable operating segments. Total Company Revenue grew 13.4% and Adjusted EBITDA(1) grew 15.2% as compared with last year’s third quarter, resulting in Adjusted EBITDA(1) margin expansion of 26 basis points. Contributing to the achievement of these results were the continued focus on creating capacity at existing centers, new center openings, ongoing business mix shift towards advanced imaging, tuck-in acquisitions, increased reimbursement from commercial and capitated payors, the expansion of health system joint ventures and an acceleration of Digital Health Revenue growth.”

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Dr. Berger continued, “During the quarter, we experienced strong aggregate and same-center advanced imaging procedural volume growth. Aggregate advanced imaging procedural volumes increased 13.0% and same-center advanced imaging grew 9.9% relative to last year’s third quarter. As a result, RadNet’s advanced imaging business mix increased 153 basis points from last year’s third quarter, from 26.7% of all procedures in the third quarter of 2024 to 28.2% in the third quarter of 2025.

“Given the positive trends we are experiencing in virtually all aspects of the business and the strong financial performance of the third quarter, we are revising upwards certain guidance levels in anticipation of financial results that we believe will exceed both original expectations and the adjustments we made to the guidance ranges upon releasing first and second quarter 2025 results. We have increased 2025 Imaging Center guidance ranges for Revenue and Adjusted EBITDA(1) and have raised Revenue Guidance for the Digital Health operating segment,” added Dr. Berger.

“RadNet’s balance sheet remains strong. At third quarter end, we had a cash balance of $804.7 million and a leverage ratio of Net Debt to Adjusted EBITDA(1) of approximately 1.0. This liquidity position provides the financial flexibility to continue to drive organic growth and to pursue attractive strategic acquisitions of both imaging centers and digital health targets,” concluded Dr. Berger.

Third Quarter Financial Results

For the third quarter of 2025, RadNet reported Total Company Revenue of $522.9 million and Adjusted EBITDA(1) of $84.9 million. Revenue increased $61.7 million (or 13.4%) and Adjusted EBITDA(1) increased $11.2 million (or 15.2%) as compared with the third quarter of 2024.

For the third quarter of 2025, RadNet reported Digital Health Revenue (inclusive of intersegment revenue) of $24.8 million and Adjusted EBITDA(1) of $3.5 million. Revenue increased $8.4 million (or 51.6%) and Adjusted EBITDA(1) increased $223,000 (or 6.9%) as compared with the third quarter of 2024.

Unadjusted for unusual or one-time items impacting the third quarter, Total Company Net Income for the third quarter of 2025 was $5.4 million as compared with a Total Company Net Income of $3.2 million for the third quarter of 2024. Fully diluted Net Income Per Share for the third quarter of 2025 was $0.07, compared with a fully diluted Net Income Per Share of $0.04 in the third quarter of 2024, based upon a weighted average number of diluted shares outstanding of 77.4 million shares in 2025 and 75.2 million shares in 2024.

There were a number of unusual or one-time items impacting the third quarter including: $2.6 million of non-cash loss from interest rate swaps; $1.4 million in severance expense related to cost-savings initiatives; $621,000 expense related to leases for de novo facilities under construction that have yet to open their operations; $5.5 million of non-capitalized research and development expenses related to the DeepHealth Cloud OS and AI solutions; $2.1 million of acquisition transaction costs; and $2.8 million of lease abandonment charges. Adjusting for the above items, Total Company Adjusted Earnings(3) was $15.8 million and diluted Adjusted Earnings Per Share(3) was $0.20 during the third quarter of 2025. This compares with Total Company Adjusted Earnings(3) of $13.3 million and diluted Adjusted Earnings Per Share(3) of $0.18 during the third quarter of 2024.

For the third quarter of 2025, as compared with the prior year’s third quarter, MRI volume increased 14.8%, CT volume increased 9.4% and PET/CT volume increased 21.1%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 6.9% over the prior year’s third quarter. On a same-center basis, including only those centers which were part of RadNet for both the third quarters of 2025 and 2024, MRI volume increased 11.5%, CT volume increased 6.7% and PET/CT volume increased 14.9%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 4.9% over the prior year’s same quarter

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Nine Month Financial Results

For the first nine months of 2025, RadNet reported Total Company Revenue of $1,492.5 million and Adjusted EBITDA(1) of $212.5 million. Revenue increased $139.9 million (or 10.3%) and Adjusted EBITDA(1) increased $8.1 million (or 3.9%) as compared with the first nine months of 2024.

For the first nine months of 2025, RadNet reported Digital Health Revenue (inclusive of intersegment revenue) of $64.8 million and Adjusted EBITDA(1) of $10.6 million. Revenue increased $17.9 million (or 38.2%) and Adjusted EBITDA(1) increased $548,000 (or 5.5%) as compared with the first nine months of 2024.

Unadjusted for one-time or unusual items, Total Company Net Loss for the first nine months of 2025 was $18.1 million as compared with a Total Company Net Loss of $2.6 million for the first nine months of 2024. Fully diluted Net Loss Per Share for the nine month period of 2025 was $(0.24), compared with a Net Loss Per Share of $(0.04) in the nine month period of 2024, based upon a weighted average number of diluted shares outstanding of 74.7 million shares in 2025 and 72.6 million shares in 2024.

2024 Guidance Update

RadNet amends its previously announced guidance levels as follows:

Imaging Center Segment

	Original Guidance Range	Revised Guidance Range After Q1 Results	Revised Guidance Range After Q2 Results	Revised Guidance Range After Q3 Results
Total Net Revenue	$1,825 - $1,875 million	$1,835 - $1,885 million	$1,850 - $1,900 million	$1,900 - $1,930 million
Adjusted EBITDA(1)	$265 - $273 million	$268 - $276 million	$271 - $279 million	$276 - $284 million
Capital Expenditures(a)	$140 - $150 million	$145 - $155 million	$152 - $162 million	$157 - $167 million
Cash Interest Expense(b)	$35 - $40 million	$35 - $40 million	$35 - $40 million	$31 - $36 million
Free Cash Flow (2)	$70 - $80 million	$70 - $80 million	$70 - $80 million	$70 - $80 million

(a)	Net of proceeds from the sale of equipment and New Jersey Imaging Network capital expenditures.
(b)	Net of payments received from counterparties on interest rate swaps and interest income from our cash balance recorded in Other Income.

Digital Health Segment

	Original Guidance Range	Revised Guidance Range After Q1 Results	Revised Guidance Range After Q2 Results	Revised Guidance Range After Q3 Results

Total Net Revenue (inclusive of intersegment revenue)	$80 - $90 million	$80 - $90 million	$80 - $90 million	$85 - $95 million

Adjusted EBITDA(1) Before Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$15 - $17 million	$15 - $17 million	$15 - $17 million	$15 - $17 million

Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$16 - $18 million	$16 - $18 million	$17 - $19 million	$18 - $20 million

Capital Expenditures	$3 - $5 million	$3 - $5 million	$2 - $4 million	$3 - $5 million

Free Cash Flow(2) Before Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$11 - $13 million	$11 - $13 million	$11 - $13 million	$10 - $12 million

Free Cash Flow(2) After Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$(5) - $(8) million	$(5) - $(8) million	$(5) - $(8) million	$(6) - $(9) million

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Dr. Berger explained, “Based upon the consistent outperformance of the first three quarters of this year relative to our projections, we have increased guidance ranges of our core Imaging Center reporting segment for Revenue and Adjusted EBITDA(1). With respect to the Digital Health reportable segment, we updated the Revenue guidance range upwards, due in part to the contribution of iCAD Revenue beginning in mid-July. We have kept our Digital Health Adjusted EBITDA(1) guidance range unchanged.”

Conference Call for Tomorrow

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its third quarter 2025 results on Monday, November 10th, 2025 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time).

Conference Call Details:

Date: Monday, November 10, 2025

Time: 10:30 a.m. Eastern Time

Dial In-Number: 844-826-3035

International Dial-In Number: 412-317-5195

It is recommended that participants dial in approximately 5 minutes prior to the start of the 10:30 a.m. call. There will also be simultaneous and archived webcasts available at https://viavid.webcasts.com/starthere.jsp?ei=1740003&tp_key=5e6a1fc906 or http://www.radnet.com under the “Investors” menu section and “News Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 844-512-2921 from the U.S., or 412-317-6671 for international callers, and using the passcode 10204112.

About RadNet, Inc.

RadNet, Inc. is a leading provider of outpatient diagnostic imaging services in the United States, with a network of 407 owned and operated imaging centers. The company’s markets include Arizona, California, Delaware, Florida, Maryland, New Jersey, New York and Texas. In addition, RadNet provides radiology information technology and artificial intelligence solutions marketed under the DeepHealth brand, teleradiology professional services and other related products and services to customers in the diagnostic imaging industry. Together with contracted radiologists, and inclusive of full-time and per diem employees and technologists, RadNet has over 11,000 team members. For more information, visit www.radnet.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are expressions of our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, and anticipated future conditions, events and trends. Forward-looking statements can generally be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements in this press release include, among others, statements about our anticipated business results, balance sheet and liquidity and our future liquidity, burn rate and our continuing ability to service or refinance our current indebtedness.

Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

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•	the availability and terms of capital to fund our business;
•	our ability to service our indebtedness, make principal and interest payments as those payments become due and remain in compliance with applicable debt covenants, in addition to our ability to refinance such indebtedness on acceptable terms;
•	changes in general economic conditions nationally and regionally in the markets in which we operate;
•	the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities;
•	our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so;
•	our ability to acquire, develop, implement and monetize technology, digital health initiatives, artificial intelligence algorithms and applications;
•	volatility in interest and exchange rates, or credit markets;
•	the adequacy of our cash flow and earnings to fund our current and future operations;
•	changes in service mix, revenue mix and procedure volumes;
•	delays in receiving payments for services provided;
•	increased bankruptcies among our partner physicians or joint venture partners;
•	the impact of the political environment and related developments on the current healthcare marketplace and on our business, including with respect to the future of the Affordable Care Act;
•	the extent to which the ongoing implementation of healthcare reform, or changes in or new legislation, regulations or guidance, enforcement thereof by federal and state regulators or related litigation result in a reduction in coverage or reimbursement rates for our services, or other material impacts to our business;
•	closures or slowdowns and changes in labor costs and labor difficulties, including stoppages affecting either our operations or our suppliers' abilities to deliver supplies needed in our facilities;
•	the occurrence of hostilities, political instability or catastrophic events;
•	the emergence or reemergence of and effects related to future pandemics, epidemics and infectious diseases; and
•	noncompliance by us with any privacy or security laws or any cybersecurity incident or other security breach by us or a third party involving the misappropriation, loss or other unauthorized use or disclosure of confidential information.

Any forward-looking statement contained in this current report is based on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of changed circumstances, new information, future developments or otherwise, except as required by applicable law.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	September 30, 2025	December 31, 2024
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and Cash equivalents	$804,716	$740,020
Accounts receivable	210,548	185,821
Due from affiliates	12,362	41,869
Prepaid expenses and other current assets	50,151	51,542
Total current assets	1,077,777	1,019,252
PROPERTY, EQUIPMENT AND RIGHT-OF-USE ASSETS
Property and equipment, net	780,502	694,791
Operating lease right-of-use assets	675,330	639,740
Total property, plant, equipment and right-of-use assets	1,455,832	1,334,531
OTHER ASSETS
Goodwill	827,532	710,663
Other intangible assets	124,912	81,351
Deferred financing costs	1,829	2,265
Investment in joint ventures	129,127	104,057
Deferred tax assets, net	5,261	–
Deposits and other	43,009	34,571
Total Assets	$3,665,279	$3,286,690

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$419,207	$351,464
Due to affiliates	61,748	43,650
Deferred revenue	8,170	3,288
Current operating lease liability	60,335	56,618
Current portion of notes payable	25,454	24,692
Total current liabilities	574,914	479,712
LONG-TERM LIABILITIES
Long-term operating lease liability	690,935	655,979
Notes payable, net of current portion	1,070,886	991,574
Deferred tax liability, net	–	22,230
Other non-current liabilities	14,585	3,785
Total liabilities	2,351,320	2,153,280
EQUITY
RadNet, Inc. stockholders' equity:
Common stock - $0.0001 value, 200,000,000 shares authorized; 77,032,154 and 74,036,993 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	8	7
Additional paid-in-capital	1,147,402	988,147
Accumulated other comprehensive loss	5,970	(9,061)
Accumulated deficit	(94,840)	(76,785)
Total RadNet, Inc.'s Stockholders' equity:	1,058,540	902,308
Noncontrolling interests	255,419	231,102
Total Equity	1,313,959	1,133,410
Total liabilities and equity	$3,665,279	$3,286,690

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(IN THOUSANDS EXCEPT FOR SHARE AND PER SHARE DATA)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

REVENUE
Service fee revenue	$491,426	$427,579	$1,398,838	$1,247,513
Revenue under capitation arrangements	31,443	33,563	93,660	105,050
Total service revenue	522,869	461,142	1,492,498	1,352,563
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	450,379	391,800	1,332,944	1,169,113
Lease abandonment charges	2,819	–	8,330	–
Depreciation and amortization	39,799	34,979	111,275	101,822
Loss (gain) on sale and disposal of equipment and other	1,042	148	3,168	735
Severance costs	1,441	304	2,614	797
Total operating expenses	495,480	427,231	1,458,331	1,272,467
INCOME (LOSS) FROM OPERATIONS	27,389	33,911	34,167	80,096
OTHER INCOME AND EXPENSES
Interest expense	17,355	19,427	51,783	61,776
Equity in earnings of joint ventures	(3,567)	(3,595)	(10,522)	(11,308)
Non-cash change in fair value of interest rate hedge	2,371	6,755	6,433	7,429
Debt restructuring and extinguishment expenses	–	147	–	8,909
Other (income) expenses	(9,044)	(5,414)	(24,520)	(16,248)
Total other (income) expenses	7,115	17,320	23,174	50,558
INCOME (LOSS) BEFORE INCOME TAXES	20,274	16,591	10,993	29,538
Provision for income taxes	(6,385)	(4,335)	(3,807)	(4,927)
NET INCOME (LOSS)	13,889	12,256	7,186	24,611
Net income (loss) attributable to noncontrolling interests	8,472	9,047	25,241	27,163
NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$5,417	$3,209	$(18,055)	$(2,552)

BASIC NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.07	$0.04	$(0.24)	$(0.04)

DILUTED NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.07	$0.04	$(0.24)	$(0.04)
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	75,950,350	73,494,709	74,703,658	72,587,321
Diluted	77,388,477	75,165,435	74,703,658	72,587,321

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASHFLOWS

(IN THOUSANDS)

(unaudited)

	Nine Months Ended September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$7,186	$24,611
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	111,275	101,822
Noncash operating lease expense	44,605	45,516
Equity in earnings of joint ventures, net of dividends	(4,590)	(10,308)
Amortization of deferred financing costs and loan discount	2,242	2,336
Loss on sale and disposal of equipment	3,168	735
Loss on extinguishment of debt	–	2,080
Lease abandonment charges	8,330	–
Amortization of cash flow hedge	2,273	8,242
Non-cash change in fair value of interest rate swap	6,433	7,429
Stock-based compensation	46,276	21,368
Loss on impairment	–	1,200
Change in fair value of contingent consideration	–	1,974
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(20,476)	(35,369)
Other current assets	2,093	4,738
Other assets	(2,764)	(7,388)
Deferred taxes	2	4,834
Operating leases	(48,760)	(40,497)
Deferred revenue	3,934	(255)
Accounts payable, accrued expenses and other	53,429	57,426
Net cash provided by operating activities	214,656	190,494
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities and other acquisitions, net of cash acquired	(66,464)	(37,748)
Purchase of property and equipment and other	(162,221)	(145,164)
Proceeds from sale of equipment	75	151
Equity contributions in existing and purchase of interest in joint ventures	(4,147)	(1,496)
Collection of notes receivable	2,832	–
Net cash used in investing activities	(229,925)	(184,257)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(5,229)	(4,296)
Payments on Term Loan Debt	(15,504)	(688,375)
Proceeds from issuance of new debt, net of issuing costs	99,001	863,815
Purchase of noncontrolling interests by third party	2,389	7,569
Payments on contingent consideration and holdbacks	–	(3,614)
Distributions paid to noncontrolling interests	(3,313)	(2,423)
Proceeds from sale of economic interests in majority owned subsidiary, net of taxes	–	8,641
Proceeds from issuance of common stock	–	218,385
Proceeds from issuance of common stock upon exercise of options	2,258	367
Net cash provided by financing activities	79,602	400,069
EFFECT OF EXCHANGE RATE CHANGES ON CASH	363	40
NET INCREASE IN CASH AND CASH EQUIVALENTS	64,696	406,346
CASH AND CASH EQUIVALENTS, beginning of period	740,020	342,570
CASH AND CASH EQUIVALENTS, end of period	804,716	748,916

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$53,679	$57,227
Cash paid during the period for income taxes	$3,480	$2,202

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RADNET, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS TO ADJUSTED EBITDA

(IN THOUSANDS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Net income (loss) attributable to Radnet, Inc. common stockholders	$5,417	$3,209	$(18,055)	$(2,552)
Income taxes	6,385	4,335	3,807	4,927
Interest expense	17,355	19,427	51,783	61,776
Severance costs	1,441	304	2,614	797
Depreciation and amortization	39,799	34,979	111,275	101,822
Non-cash employee stock-based compensation	9,041	4,723	46,276	21,369
Loss (gain) on sale and disposal of equipment and other	1,042	148	3,168	735
Non-cash change in fair value of interest rate hedge	2,371	6,755	6,433	7,429
Other expenses (income)	(9,044)	(5,414)	(24,520)	(16,248)
Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	5,486	3,345	13,835	9,977
Lease abandonment charges	2,819	–	8,330	–
Loss (gain) on extinguishment of debt and related expenses	–	147	–	8,909
Non-cash change to contingent consideration	–	–	–	1,974
Non-operational rent expenses	621	1,287	2,459	3,119
Acquisition transaction costs	2,136	417	5,109	417

Adjusted EBITDA - Radnet, Inc.	$84,869	$73,662	$212,514	$204,451

NOTE
Adjusted EBITDA - Imaging Center Segment	81,417	70,433	201,948	194,433
Adjusted EBITDA - Digital Health Segment	3,452	3,229	10,566	10,018

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PAYMENTS BY PAYOR CLASS

Third Quarter
2025

Commercial Insurance	57.3%
Medicare	23.6%
Capitation	6.0%
Medicaid	2.6%
Workers Compensation/Personal Injury	2.2%
Other*	8.4%
Total	100.0%

* Includes management fee, teleradiology and Digital Health financial reporting unit revenue.

RADNET PAYMENTS BY MODALITY

	Third Quarter	Full Year	Full Year	Full Year
	2025	2024	2023	2022

MRI	38.4%	37.1%	36.8%	36.8%
CT	15.4%	15.9%	16.8%	17.5%
PET/CT	8.8%	7.2%	6.4%	5.8%
X-ray	5.4%	6.0%	6.5%	6.7%
Ultrasound	13.4%	13.6%	12.9%	12.6%
Mammography	15.2%	16.4%	16.0%	15.3%
Nuclear Medicine	0.8%	1.0%	0.8%	0.9%
Other	2.5%	2.7%	3.9%	4.5%
	100.0%	100.0%	100.0%	100.0%

PROCEDURES BY MODALITY*

	Third Quarter	Third Quarter
	2025	2024

MRI	512,861	446,596
CT	290,975	265,874
PET/CT	22,817	18,844
Nuclear Medicine	8,965	9,282
Ultrasound	705,347	650,322
Mammography	496,465	484,357
X-ray and Other	889,888	862,732

Total	2,927,318	2,738,007

* Volumes include wholy owned and joint venture centers.

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RADNET, INC. AND SUBSIDIARIES

SCHEDULE OF ADJUSTED EARNINGS AND EARNINGS PER SHARE (3)

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended
	September 30,	September 30,
	2025	2024

NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$5,417	$3,209

Non-cash impact of cash flow hedges (i)	2,587	8,111
Severance costs	1,441	304
Non-operational rent expenses (iii)	621	1,287
Non-capitalized R&D - DeepHealth cloud OS & generative AI	5,486	3,345
Acquisition transaction costs	2,136	417
Debt amendment fee	–	147
Lease abandonment charges	2,819	–
Total adjustments - loss (gain)	15,090	13,611
Subtract tax impact of Adjustments (ii)	(4,753)	(3,552)
Tax effected impact of adjustments	10,337	10,059

TOTAL ADJUSTMENT TO NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS	10,337	10,059

ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	15,754	13,268

WEIGHTED AVERAGE SHARES OUTSTANDING
Diluted	77,388,477	75,165,435

ADJUSTED DILUTED NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.20	$0.18

(i)	Impact is the sum of (a) the loss in fair value of the hedges during the quarter of $2,371 in 2025 and loss of $6,755 in 2024 and (b) the amortization of the accumulation of the changes in fair value out of Other Comprehensive Income that existed prior to the hedges becoming ineffective of $216 in 2025 and $1,356 in 2024.
(ii)	Tax effected using 31.5% blended federal and state effective tax rate for 2025 and 26.1% for 2024.
(iii)	Represents rent expense associated with de novo sites under construction prior to them becoming operational.

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Footnote

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest Expense. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(3) The Company defines Adjusted Earnings (Loss) Per Share as net income or loss attributable to RadNet, Inc. common stockholders and excludes losses or gains on the disposal of equipment, loss on debt extinguishments, bargain purchase gains, severance costs, loss on impairment, loss or gain on swap valuation, gain on extinguishment of debt, unusual or non-recurring entries that impact the Company’s tax provision and any other non-recurring or unusual transactions recorded during the period.

Adjusted Earnings (Loss) Per Share is reconciled to its nearest comparable GAAP financial measure. Adjusted Earnings (Loss) Per Share is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance. Adjusted Earnings Per Share should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted Earnings Per Share should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted Earnings Per Share is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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